UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________

FORM 8-K

___________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 23, 2015 (October 27, 2015)

Li3 Energy, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-54303	20-3061907
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification Number)

Matias Cousiño 82, Oficina 806 Santiago de Chile, Chile

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: +56 (2) 2206-5252

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Directors

On October 27, 2015, Harvey McKenzie resigned as a member of the board of directors (the “Board”) of Li3 Energy, Inc. (the “Company”). On November 23, 2015, Eduardo de Aguirre resigned as a member of the Board. Neither of these resignations resulted from any disagreements with the Company on any matter relating to the Company’s operations, policies or practices.

Appointment of Director

 On November 23, 2015, the Board appointed Gi-Chen Eom to the Board to fill a vacancy on the Board. Mr. Eom is a designee of POSCO Canada, Ltd. (“POSCO”), one of the Company’s major stockholders. Mr. Eom has worked for POSCO since December 1990, starting his career as a steelworks engineer. Mr. Eom joined the steel business division of POSCO in 2001 and has served as the Vice President of PosLX Business Planning Team in its New Business Development Group, Finance and Investment Division since September 2015.Mr. Eom received his B.A. in Mechanical Engineering from Sungkyunkwan University (SKKU) in 1991.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LI3 ENERGY, INC.

Dated: December 23, 2015	By:	/s/ Luis Saenz
Name: Luis Saenz
Title: Chief Executive Officer